Exhibit 99.1

CITIZENS COMMUNITY BANCORP, INC. DECLARES ANNUAL DIVIDEND

Eau Claire, WI (February 28, 2014) -- Citizens Community Bancorp, Inc. (NasdaqGM: CZWI), the parent company of Citizens Community Federal (the “Bank”), is pleased to announce that its Board of Directors on February 27, 2014, declared an annual dividend of $0.04 per share on the Company’s common stock.  The dividend is payable on March 27, 2014 to shareholders of record on March 13, 2014.

Citizens Community Federal, a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service bank based in Eau Claire, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 23 branch locations, including 14 locations in Walmart Supercenters. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”  More information about Citizens Community Federal is available at www.ccf.us.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; further write-downs in the Bank’s mortgage-backed securities portfolio; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2013 filed with the Securities and Exchange Commission on December 9, 2013. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this report.

Contact: Mark Oldenberg, CFO
715-836-9994